EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this form S-8 Registration Statement under the Securities Act of 1933 of APT Systems, Inc. (the “Company”) dated June 2, 2014, of our report dated May 23, 2014, related to the Company’s financial statements appearing in the Form 10-K filed on May 29, 2014 as of January 31, 2014 and 2013, for the years then ended and the period from October 29, 2010 (Inception) to January 31, 2014.

Sincerely,

Cutler & Co., LLC

Arvada, Colorado

June 2, 2014